UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2022 (April 21, 2022)

HCA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	HCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2022, the Board of Directors (the “Board”) of HCA Healthcare, Inc. (the “Company”) approved the 2022-2023 Board of Directors compensation program, effective immediately, pursuant to which each non-management director will receive quarterly payment of the following cash compensation, as applicable (prorated for partial years):

•	$110,000 annual retainer for service as a Board member;

•	$15,000 annual retainer for service as a member of the Audit and Compliance Committee;

•

$10,000 annual retainer for service as a member on each of the Compensation Committee, Finance and Investments Committee, Nominating and Corporate Governance Committee or Patient Safety and Quality of Care Committee;

•	$30,000 annual retainer for service as Chair of the Audit and Compliance Committee;

•

$25,000 annual retainer for service as Chair of each of the Compensation Committee, Finance and Investments Committee, Nominating and Corporate Governance Committee or Patient Safety and Quality of Care Committee;

•	$100,000 annual retainer for service as the Chairman of the Board; and

•	$40,000 annual retainer for service as the independent presiding director.

Directors may elect to receive their annual retainer for service as a Board member or for service as Chairman of the Board or independent presiding director in cash or in the form of restricted share unit awards.

In addition to the director compensation described above, each non-management director will receive an annual board equity award with a value of $190,000, awarded upon joining the Board (prorated for months of service) and at each annual meeting of the stockholders thereafter. These equity grants consist of restricted share units ultimately payable in shares of the Company’s common stock and vest as to 100% of the award on the sooner of the date of the Company’s next annual stockholders’ meeting or the first anniversary of the grant date, subject to the director’s continued service on the Board. The restricted share units will also immediately vest upon the occurrence of a Change in Control (as defined in the applicable grant agreement). The directors may elect to defer receipt of shares under the restricted share units granted as part of the annual board equity award and any restricted share units received in lieu of cash retainers until the date they cease to be members of the Board. Directors will also be reimbursed for reasonable expenses incurred in connection with their service. Each non-management director is expected to directly or indirectly acquire a number of shares of the Company’s common stock with a value of five times the value of the annual cash retainer for a director’s service on the Board of Directors within five years from the date on which they are elected to the Board.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

In order to support the health and well-being of the Company’s stockholders, employees and community due to the impact of the COVID-19 pandemic, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 21, 2022 in a virtual meeting format only, via webcast. At the Annual Meeting, a total of 277,692,583 shares of the Company’s common stock, out of a total of 302,018,397 shares of common stock outstanding and entitled to vote as of the record date for the Annual Meeting, were represented in person or by proxy. Voting results from the Annual Meeting were as follows:

1. The following eleven director nominees were elected to the Company’s Board for a one-year term, or until such director’s respective successor is duly elected and qualified or until such director’s earlier death, resignation or removal, as follows:

	For	Against	Abstentions	Broker Non-Votes
Thomas F. Frist III	253,642,772	6,559,134	264,924	17,225,753
Samuel N. Hazen	259,280,285	902,917	283,628	17,225,753

Meg G. Crofton	258,858,230	1,340,437	268,163	17,225,753
Robert J. Dennis	249,898,246	10,291,207	277,377	17,225,753
Nancy-Ann DeParle	251,627,914	8,534,651	304,265	17,225,753
William R. Frist	258,221,235	1,966,177	279,418	17,225,753
Charles O. Holliday, Jr.	255,819,302	4,360,487	287,041	17,225,753
Hugh F. Johnston	256,180,758	3,999,426	286,646	17,225,753
Michael W. Michelson	258,470,536	1,709,107	287,187	17,225,753
Wayne J. Riley, M.D.	253,539,204	6,656,071	271,555	17,225,753
Andrea B. Smith	260,025,852	168,769	272,209	17,225,753

2. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 was ratified as follows:

For	Against	Abstentions	Broker Non-Votes
260,121,176	17,321,321	250,086	0

3. The adoption of a non-binding advisory resolution on the Company’s named executive officer compensation as described in the Company’s 2022 proxy statement was approved as follows:

For	Against	Abstentions	Broker Non-Votes
245,696,830	14,385,360	384,640	17,225,753

4. The stockholder proposal regarding political spending disclosure as described in the Company’s 2022 proxy statement was not approved as follows:

For	Against	Abstentions	Broker Non-Votes
82,293,977	177,407,007	765,846	17,225,753

5. The stockholder proposal regarding lobbying disclosure as described in the Company’s 2022 proxy statement was not approved as follows:

For	Against	Abstentions	Broker Non-Votes
58,699,561	200,997,235	770,034	17,225,753

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HEALTHCARE, INC.

By:	/s/ John M. Franck II
John M. Franck II
Vice President – Legal and Corporate Secretary

Date: April 26, 2022